EXHIBIT 99.2

[GRAPHIC APPEARS HERE]

111 Huntington Avenue

Boston, MA 02199

(NYSE: BXP)

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh,	Marilynn Meek – General Info.
Vice President, Finance	(212) 445-8431
(617) 236-3410

Kathleen DiChiara	Timothy Grace – Media
Investor Relations Manager	(312) 640-6667
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

THIRD QUARTER 2004 RESULTS

Reports diluted FFO per share of $1.07	Reports diluted EPS of $0.62

BOSTON, MA, October 26, 2004– Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the third quarter ended September 30, 2004.

Funds from Operations (FFO) for the quarter ended September 30, 2004 were $119.9 million, or $1.11 per share basic and $1.07 per share diluted. This compares to FFO for the quarter ended September 30, 2003 of $99.1 million, or $1.02 per share basic and $0.98 per share diluted before the application of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. The weighted average number of basic and diluted shares outstanding totaled 108,339,350 and 116,149,006, respectively, for the quarter ended September 30, 2004 and 97,360,498 and 107,231,333, respectively, for the same quarter last year.

Net income available to common shareholders was $68.5 million for the three months ended September 30, 2004, compared to $57.0 million for the same quarter last year. Net income available to common shareholders per share (EPS) for the quarter ended September 30, 2004 was $0.63 basic and $0.62 on a diluted basis. This compares to EPS for the third quarter of 2003 of $0.59 basic and $0.57 on a diluted basis. EPS includes $0.04 and $0.01 on a diluted basis, related to gains on sales of properties for the quarters ended September 30, 2004 and 2003, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2004. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of September 30, 2004, the Company’s portfolio consisted of 126 properties comprising approximately 44.1 million square feet, including three properties under construction and one expansion project, totaling 1.3 million square feet. During the third quarter, Times Square Tower, a 1.2 million square foot

Class A office tower was added to the in-service portfolio. The overall percentage of leased space for the 120 properties in service as of September 30, 2004 was 91.8%. Excluding Times Square Tower, the in service portfolio was 92.3% leased.

Significant events of the third quarter include:

•	In July 2004, the Company commenced construction of Seven Cambridge Center, a fully-leased, build-to-suit project with approximately 231,000 square feet of office, research laboratory and retail space plus parking for approximately 800 cars, located in Cambridge, Massachusetts. The Company has signed a lease for 100% of the space with the Massachusetts Institute of Technology for occupancy by its affiliate, the Eli and Edythe L. Broad Institute. The Company expects the development to be completed in the first quarter of 2006.

•	On July 30, 2004, the Company entered into a lease with the Lockheed Martin Corporation (LMC) totaling approximately 182,000 square feet related to the development of a build-to-suit office building in Reston, Virginia. LMC currently leases more than 500,000 square feet from the Company in two buildings within the existing office complex. The Company expects the development to be completed in the second quarter of 2006.

•	On August 1, 2004, the Company completed the sale of Sugarland Business Park- Building One for approximately $7.8 million. This office/technical property which is approximately 52,000 square feet is located in Herndon, Virginia.

•	On August 2, 2004, the Company entered into a joint venture with unrelated third parties to pursue the development of a Class A office building totaling approximately 305,000 square feet that will be part of a mixed-use development of office, retail and residential properties known as Wisconsin Place located in Chevy Chase, Maryland. The new development will sit above a shared four-story parking garage with over 1,700 parking spaces. The Company will have a 66.67% interest in the office building, a shared interest in the infrastructure, a nominal interest in the retail component and no interest in the residential component.

•	On August 3, 2004, the Company entered into a lease with Ann Taylor Stores Corporation, totaling approximately 300,000 square feet at Times Square Tower in New York City. Times Square Tower, which as referenced above was placed-in-service this quarter, is now approximately 83% leased.

•	On September 22, 2004, the Company entered into an agreement, through a joint venture with New England Development and The Related Companies, to acquire a 21-acre site supporting approximately three million square feet of development located on Boston’s waterfront, known as Fan Pier, for approximately $125.0 million. The mixed-use master plan for Fan Pier includes commercial, residential and civic uses. The Company has a 33.33% interest in the joint venture that will acquire the site. The acquisition is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the acquisition will be consummated on the terms currently contemplated or at all, management has no reason to believe that the closing will not occur as expected by the end of 2004.

•	On September 24, 2004, the Company refinanced the construction loan on its New Dominion Tech. Park, Building Two property located in Herndon, Virginia. The original construction loan with an outstanding balance of $56.9 million bore interest at LIBOR + 1.25% and was scheduled to mature in December 2005. The new mortgage loan totaling $63.0 million requires interest-only payments at a fixed rate of 5.55% per annum and matures in September 2014.

•	On September 28, 2004, the Company completed the sale of 204 Second Avenue, for approximately $6.0 million. This Class A office property which is approximately 41,000 square feet is located in Waltham, Massachusetts.

•	On September 30, 2004, a joint venture in which the Company has a 35% interest refinanced the mortgage loan secured by 265 Franklin Street located in Boston, Massachusetts. The old mortgage loan totaling $54.0 million bore interest at a floating rate equal to LIBOR + 1.30% and was scheduled to mature on October 1, 2004. The new mortgage loan facility totaling $70.0 million is comprised of $55.0 million disbursed at closing and an additional $15.0 million available to be drawn to fund future tenant improvement and leasing costs. The new mortgage loan facility requires interest-only payments at a floating rate equal to LIBOR + 1.10% and matures in September 2007, with two one-year extension options.

•	In September 2004, the Company commenced the redevelopment of its Capital Gallery property in Washington, D.C. Capital Gallery is a Class A office property totaling approximately 397,000 square feet. The project entails removing a three-story low-rise section of the property comprised of 100,000 square feet from in-service status and redeveloping it into a 10-story office building resulting in a total complex size of approximately 610,000 square feet upon completion. The redevelopment cost is estimated at approximately $69.0 million and is expected to be completed by the end of 2005.

•	The Company placed-in-service New Dominion Tech. Park, Building Two, a 257,400 square foot Class A office property located in Herndon, Virginia. This project is 100% leased.

Transactions completed subsequent to September 30, 2004:

•	In October 2004, the Company formed a strategic partnership with the Stichting Pensioenfonds ABP and Teachers Insurance and Annuity Association of America to pursue the acquisition of value-added investments in non-core office assets within the Company’s existing markets. The Company intends to leverage its regional operating platform to source and acquire properties that will generate opportunity for value creation through repositioning, capital improvements and/or leasing strategies. The venture will not engage in any ground-up development. The venture has total equity commitments of $140 million, of which the Company has committed $35 million. The Company will receive asset management, property management, leasing and redevelopment fees, and if certain return thresholds are achieved will be entitled to an additional promoted interest.

•	On October 5, 2004, the Company executed a contract to acquire Worldgate Plaza, a 322,000 square foot office complex located in Herndon, Virginia at a purchase price of approximately $78.2 million. The property is being acquired for inclusion in the Company’s strategic partnership, as discussed above. The acquisition is subject to the satisfaction of customary closing conditions and, although there can be no assurances that the acquisition will be consummated on the terms currently contemplated or at all, management has no reason to believe that the closing will not occur as expected by November 2004.

EPS and FFO per Share Guidance:

The Company’s guidance for the fourth quarter of 2004 and the full year 2005 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. The reconciliation of projected EPS to projected FFO per share, as provided below, is consistent with the Company’s historical computations.

	Fourth Quarter 2004			Full Year 2005
	Low	—	High	Low	—	High
Projected EPS (diluted)	$0.61	—	$0.62	$2.30	—	$2.45
Add:
Projected Company Share of Real Estate Depreciation and Amortization	$0.44	—	$0.44	$1.80	—	$1.80
Less:
Gains on Sales of Real Estate	$0.01	—	$0.01	$0.00	—	$0.00

Projected FFO per Share (diluted)	$1.04	—	$1.05	$4.10	—	$4.25

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, October 27, 2004 at 10:00 AM (Eastern Time), open to the general public, to discuss the third quarter 2004 results, the 2005 projections, and other related matters. The number to call for this interactive teleconference is (800) 218-8862. A replay of the conference call will be available through November 3, 2004 by dialing (800) 405-2236 and entering the passcode 11010532. An audio-webcast will also be archived and may be accessed at www.bostonproperties.com in the Investors section under the heading Audio Archive.

Additionally, a copy of Boston Properties’ third quarter 2004 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

111 Huntington Avenue, Suite 300

Boston, MA 02199-7610

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office, industrial and hotel properties. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in four core markets – Boston, Midtown Manhattan, Washington, D.C. and San Francisco.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the fourth quarter of 2004 and the full year 2005.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$274,138	$251,391	$794,590	$743,138
Recoveries from tenants	43,415	41,146	123,608	117,391
Parking and other	15,652	13,244	42,944	41,383

Total rental revenue	333,205	305,781	961,142	901,912
Hotel revenue	19,768	17,542	52,112	48,001
Development and management services	5,835	3,616	15,126	13,635
Interest and other	908	1,089	9,526	2,167

Total revenue	359,716	328,028	1,037,906	965,715

Expenses
Operating:
Rental	109,395	105,945	312,004	299,006
Hotel	13,709	12,829	38,763	36,258
General and administrative	13,002	11,183	38,095	33,610
Interest	77,698	75,343	226,792	224,435
Depreciation and amortization	66,523	52,991	183,521	152,666
Net derivative (gains)/losses	—	(885)	—	1,038
Losses from early extinguishments of debt	—	—	6,258	1,474

Total expenses	280,327	257,406	805,433	748,487

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	79,389	70,622	232,473	217,228
Minority interests in property partnerships	1,447	648	3,127	1,457
Income from unconsolidated joint ventures	460	1,343	2,716	5,354

Income before minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	81,296	72,613	238,316	224,039
Minority interest in Operating Partnership	(16,993)	(17,913)	(52,198)	(55,125)

Income before gains on sales of real estate and other assets and discontinued operations	64,303	54,700	186,118	168,914
Gains on sales of real estate and other assets, net of minority interest	—	1,341	8,132	57,729

Income before discontinued operations	64,303	56,041	194,250	226,643
Discontinued Operations:
Income from discontinued operations, net of minority interest	89	929	1,219	4,988
Gains on sales of real estate from discontinued operations, net of minority interest	4,150	—	26,201	73,436

Net income available to common shareholders	$68,542	$56,970	$221,670	$305,067

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.59	$0.58	$1.84	$2.28
Discontinued operations, net of minority interest	0.04	0.01	0.26	0.81

Net income available to common shareholders	$0.63	$0.59	$2.10	$3.09

Weighted average number of common shares outstanding	108,339	97,360	105,492	96,547

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.58	$0.56	$1.80	$2.25
Discontinued operations, net of minority interest	0.04	0.01	0.25	0.80

Net income available to common shareholders	$0.62	$0.57	$2.05	$3.05

Weighted average number of common and common equivalent shares outstanding	110,581	99,183	107,718	98,029

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,053,584	$8,202,958
Development in progress	19,279	542,600
Land held for future development	221,901	232,098
Real estate held for sale, net	45	5,604
Less: accumulated depreciation	(1,151,896)	(1,001,435)

Total real estate	8,142,913	7,981,825
Cash and cash equivalents	213,873	22,686
Cash held in escrows	24,137	21,321
Tenant and other receivables, net of allowance for doubtful accounts of $2,771 and $3,157, respectively	12,936	18,425
Accrued rental income, net of allowance of $5,417 and $5,030, respectively	232,143	189,852
Deferred charges, net	240,834	188,855
Prepaid expenses and other assets	57,302	39,350
Investments in unconsolidated joint ventures	88,276	88,786

Total assets	$9,012,414	$8,551,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$3,545,477	$3,471,400
Unsecured senior notes, net of discount	1,470,592	1,470,320
Unsecured line of credit	—	63,000
Accounts payable and accrued expenses	88,124	92,026
Dividends and distributions payable	90,942	84,569
Interest rate contracts	2,928	8,191
Accrued interest payable	41,007	50,931
Other liabilities	89,813	80,367

Total liabilities	5,328,883	5,320,804

Commitments and contingencies	—	—

Minority interests	790,758	830,133

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 109,065,597 and 98,309,077 shares issued and 108,986,697 and 98,230,177 shares outstanding in 2004 and 2003, respectively	1,090	982
Additional paid-in capital	2,582,036	2,104,158
Earnings in excess of dividends	334,736	320,900
Treasury common stock, at cost	(2,722)	(2,722)
Unearned compensation	(6,555)	(6,820)
Accumulated other comprehensive loss	(15,812)	(16,335)

Total stockholders’ equity	2,892,773	2,400,163

Total liabilities and stockholders’ equity	$9,012,414	$8,551,100

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$68,542	$56,970	$221,670	$305,067
Add:
Minority interest in Operating Partnership	16,993	17,913	52,198	55,125
Less:
Minority interests in property partnerships	1,447	648	3,127	1,457
Income from unconsolidated joint ventures	460	1,343	2,716	5,354
Gains on sales of real estate and other assets, net of minority interest	—	1,341	8,132	57,729
Income from discontinued operations, net of minority interest	89	929	1,219	4,988
Gains on sales of real estate from discontinued operations, net of minority interest	4,150	—	26,201	73,436

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and other assets and discontinued operations	79,389	70,622	232,473	217,228
Add:
Real estate depreciation and amortization (2)	67,538	54,606	187,330	158,735
Income from discontinued operations	160	1,218	1,639	6,315
Income from unconsolidated joint ventures	460	1,343	2,716	5,354
Loss from early extinguishment of debt associated with sales of real estate	—	—	—	1,474
Less:
Minority interests in property partnerships' share of funds from operations	17	(805)	(1,045)	(2,513)
Preferred distributions	(3,491)	(5,183)	(11,689)	(16,806)

Funds from operations	144,073	121,801	411,424	369,787
Add/(subtract):
Net derivative (gains)/losses (SFAS No. 133)	—	(885)	—	1,038

Funds from operations before net derivative gains/losses (SFAS No. 133)	$144,073	$120,916	$411,424	$370,825
Less:
Minority interest in the Operating Partnership's share of funds from operations	24,136	21,859	70,812	65,703

Funds from operations available to common shareholders before net derivative gains/losses (SFAS No. 133)	$119,937	$99,057	$340,612	$305,122

Our percentage share of funds from operations—basic	83.25%	81.92%	82.79%	82.28%

Weighted average shares outstanding—basic	108,339	97,360	105,492	96,547

FFO per share basic before net derivative gains/losses (SFAS No. 133)	$1.11	$1.02	$3.23	$3.16

FFO per share basic after net derivative gains/losses (SFAS No. 133)	$1.11	$1.02	$3.23	$3.15

Weighted average shares outstanding—diluted	116,149	107,231	113,998	106,839

FFO per share diluted before net derivative gains/losses (SFAS No. 133)	$1.07	$0.98	$3.11	$3.04

FFO per share diluted after net derivative gains/losses (SFAS No. 133)	$1.07	$0.99	$3.11	$3.03

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excludi compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after specific and defined supplemental adjustments, including gains or losses on derivative instruments, consisting of changes in fair value and periodic cash settlements, that do not qualify for hedge accounting pursuant to the provisions of SFAS No. 133 (“non-qualifying derivative contracts”). As the impact of the non-qualifying derivative contracts did not extend beyond the quarter ended September 30, 2003, FFO as adjusted for periods ended on and after December 31, 2003 is the same as FFO computed in accordance with the NAREIT definition.

The adjustments for non-qualifying derivative contracts resulted from interest rate contracts we entered into prior to the effective date of SFAS No. 133 to limit our exposure to fluctuations in interest rates with respect to variable rate debt associated with real estate projects under development. Upon transition to SFAS No. 133 on January 1, 2001, the impacts of these contracts were recorded in current earnings, while prior to that time they were capitalized. Although these adjustments are attributable to a single hedging program, the underlying contracts extended over multiple reporting periods and therefore resulted in adjustments from the first quarter of 2001 through the third quarter of 2003. Management presents FFO before the impact of non-qualifying derivative contracts because economically this interest rate hedging program was consistent with our risk management objective of limiting our exposure to interest rate volatility and the change in accounting under GAAP did not correspond to a substantive difference. Management does not currently anticipate structuring future hedging programs in a manner that would give rise to this kind of adjustment.

Management uses FFO principally to evaluate the operating performance of our assets from period to period, and therefore it is important that transactions which impact operations over multiple periods be reflected in FFO in accordance with their substance, even if GAAP requires that the income or loss attributable to the transaction be recorded in a particular period. The resulting adjustments to FFO computed in accordance with the NAREIT definition are particularly meaningful when the events in question are substantively equivalent to other similar transactions, but the reporting of those similar transactions under GAAP more closely matches their economic substance.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, as well as that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the non-qualifying derivative contracts, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Additionally, we believe the nature of these adjustments is non-recurring because there were not similar events during the two preceding years, and the events were not reasonably likely to recur and did not, in fact, recur within the succeeding two years.

Neither FFO nor FFO as adjusted should be considered as alternatives to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represents cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $66,523, $52,991, 183,521 and $152,666, our share of unconsolidated joint venture real estate depreciation and amortization of $1,636, $1,820, $5,016 and $6,601 and depreciation and amortization from discontinued operations of $37, $465, $685 and $1,482, less corporate related depreciation and amortization of $658, $670, 1,892 and $2,014 for the three months and nine months ended September 30, 2004 and 2003, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2004	December 31, 2003
Greater Boston	89.9%	88.9%
Greater Washington, D.C.	97.6%	95.1%
Midtown Manhattan	95.5%	99.4%
Baltimore, MD	95.0%	95.1%
Richmond, VA	91.0%	89.2%
Princeton/East Brunswick, NJ	92.4%	93.4%
Greater San Francisco	79.3%	82.4%
Bucks County, PA	N/A	100.0%

Total Portfolio	91.8%	92.1%

	% Leased by Type
	September 30, 2004	December 31, 2003
Class A Office Portfolio	92.0%	92.7%
Office/Technical Portfolio	97.7%	89.4%
Industrial Portfolio	20.8%	56.6%

Total Portfolio	91.8%	92.1%